SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the registrant o

Filed by a party other than the registrant |X|

Check the appropriate box:

       / /      Preliminary proxy statement
       / /      Definitive proxy statement
       / /      Definitive additional materials
       /X/      Soliciting material pursuant to Rule 14a-11(c) or Rule 14(a)-12


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
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                  (Name of Registrant as Specified in Charter)


                            STEEL PARTNERS COMMITTEE
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                   (Name of Person(s) filing Proxy Statement)


         Payment of filing fee (check the appropriate box):

        / /      $125 per Exchange  Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
                 14a-6(j)(2).

        /X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

        / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

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        (2)      Aggregate number of securities to which transaction applies:

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        (3)      Per  unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11: (1)


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        (4)      Proposed maximum aggregate value of transaction:
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(1)  Set   forth  the   amount   on  which  the   filing   fee  is   calculated
and  state  how  it was determined.

        /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:


         $500
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         (2)      Form, schedule or registration statement no.:



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         (3)      Filing party:



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         (4)      Date filed:



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
FOR IMMEDIATE RELEASE


        CALIFORNIA FEDERAL COURT FINDS FOR STEEL PARTNERS; DENIES MEDICAL
         IMAGING'S APPLICATION FOR EXPEDITED DISCOVERY IN PROXY CONTEST
                     AND COURT ALSO SETS DATE FOR DISMISSAL

         New York, New York -- January 19, 1996 -- STEEL PARTNERS II, L.P., a New York based investment partnership, announced today that a federal district court in San Diego, California, rejected the application of Medical Imaging Centers of America, Inc. ("NASDAQ; MIGA") for an order granting Medical Imaging expedited discovery in a contest for corporate control and granted Steel Partners' application for a stay of all discovery. The ruling of the U.S. District Court for the Southern District of California, found that Medical Imaging has been unable to show that it would be "unduly prejudiced" by a stay of discovery.

         Steel Partners today also announced that it has filed a motion to dismiss the lawsuit brought against it last week by Medical Imaging. Medical Imaging's suit was filed in response to Steel Partners' December 29, 1995 announcement that it had called for a special meeting of Medical Imaging shareholders, to be held February 26, 1996. Steel Partners had filed preliminary proxy materials with the SEC in order to seek the ouster of Medical Imaging's present Board of Directors.

         Mr. Lichtenstein of Steel Partners said "shareholders should take note of the court's ruling particularly in light of E. Keene Wolcott's January 11, 1996 decision to resign from the Medical Imaging Board over the decision to sue Steel Partners".

         According to Mr. Lichtenstein, "Steel Partners looks forward to establishing that a 19.7% shareholder of a publicly traded U.S. company has the right to commence a proxy solicitation of, and communicate with, its fellow shareholders, free from the heavy costs and distractions of a federal court action, and particularly of the expense and burdens of frivolous discovery. We are extremely disappointed to learn in their preliminary proxy materials that Medical Imaging expects to spend $500,000 on the solicitation alone, and that $200,000 of that sum has already been expended, before the solicitation has officially begun."

         Steel Partners' attorney and a nominee for director, Steven Wolosky of Olshan Grundman Frome & Rosenzweig LLP, said he believes that the Court's ruling was the first in a corporate takeover battle under the Private Securities Litigation Reform Act of 1995, enacted by Congressional vote last December 22nd. According to the attorney, the new federal law requires that a Court issue such a stay, absent extraordinary circumstances, where a party, such as Steel Partners moves to dismiss a complaint for violation of the Federal Securities Exchange Act.

                                                                        - more -

Steel Partners filed its motion to dismiss Medical Imaging's complaint which it believes lacks good grounds and is frivolous.

         According to the Steel Partners attorney, the 1995 Act imposes broad new pleading requirements on any action interposed under the federal Securities Exchange Act of 1934, including all of Medical Imaging's federal claims. Steel Partners' attorney indicated that Medical Imaging's complaint fails to comport with the new pleading standards because it fails to particularize or provide any factual support for Medical Imaging's various charges. The Court is to hear Steel Partners' motion to dismiss on February 20, 1996.

         The Steel Partners Committee is made up of Steel Partners and Steel Partners Services, Ltd. The members of the Committee hold 487,374 shares, or 19.7%, of Medical Imaging's common stock. The Committee's nominees for election to the board of directors of Medical Imaging are Warren Lichtenstein, Lawrence Butler, Jack L. Howard, David C. Flaugh and Steven Wolosky. Both Warren Lichtenstein and Lawrence Butler beneficially own 487,374 shares of Medical Imaging's common stock, all of which are owned by either Steel Partners or Steel Partners Services. Both Messrs. Lichtenstein and Butler are executive officers of the members of the Committee, or their general partner. Jack L. Howard beneficially owns 700 shares of Medical Imaging's common stock, all of which are owned by his wife, in trust for their children. Neither Messrs. Wolosky nor Flaugh beneficially owns any shares of Medical Imaging's common stock.


                                      # # #

CONTACTS FOR STEEL PARTNERS:
Daniel Burch
Mark Harnett
(212) 929-5500


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